SECOND AMENDMENT TO PROMISSORY NOTE

This Second Amendment to Promissory Note (this “Amendment”) is made and entered into as of December 31, 2025, by and between:

Borrower: Elventix Technology Corporation, a corporation organized and existing under the laws of the State of Wyoming, United States, with its registered address at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801.

Lender: 360 DIGITAL LLC, a limited liability company organized under the laws of the State of Florida, United States of America, with registration number L21000500085, and registered office at 452 Osceola St #202 Altamonte Springs, FL 32701, USA.

RECITALS

WHEREAS, the Borrower issued a Promissory Note dated May 15, 2025 in the original principal amount of USD $188,538.00 (the “Original Note”) in favor of Smarterest Incorporated, a corporation organized under the laws of the Province of Ontario, Canada, with registration number 1249329-2 and registered office at 150 King St W Suite 200, Toronto, Ontario, M5H 1J9, Canada;

WHEREAS, the Original Note was amended pursuant to that certain Amendment to Promissory Note dated November 13, 2025, which extended the maturity date of the Original Note to December 31, 2025 (the “First Amendment”);

WHEREAS, pursuant to that certain Assignment of Rights under a Promissory Note effective as of December 31, 2025 between Smarterest Incorporated, as assignor, and 360 DIGITAL LLC, as assignee (the “Assignment Agreement”), all of the assignor’s right, title, and interest in and to the Promissory Note were assigned to 360 DIGITAL LLC;

WHEREAS, the Parties acknowledge that 360 DIGITAL LLC is the current holder and assignee of the rights under the Promissory Note and is entitled to receive all amounts payable thereunder;

WHEREAS, the Parties desire to further amend the Promissory Note solely to extend the Maturity Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.	Extension of Maturity Date

The Parties hereby agree that the maturity date of the Promissory Note, as previously amended by the First Amendment, is hereby extended from December 31, 2025 to November 14, 2026 (the “New Maturity Date”).

Accordingly, notwithstanding anything to the contrary contained in the Promissory Note or the First Amendment, the outstanding principal balance under the Promissory Note shall be due and payable in full on November 14, 2026, unless otherwise extended by a subsequent written agreement signed by the Parties.

2.	Confirmation of Assignment

The Borrower acknowledges and confirms that, pursuant to the Assignment Agreement effective as of December 31, 2025, 360 DIGITAL LLC is the assignee and current holder of all rights under the Promissory Note.

The Borrower agrees that all obligations remaining outstanding under the Promissory Note are owed to 360 DIGITAL LLC and that 360 DIGITAL LLC has the right to receive and enforce payment of all amounts due under the Promissory Note.

3.	No Other Changes

Except as expressly modified by this Amendment, all terms, conditions, covenants, and provisions of the Promissory Note, as previously amended by the First Amendment, shall remain unchanged and continue in full force and effect.

In the event of any conflict between this Amendment and the Promissory Note or the First Amendment, the provisions of this Amendment shall control solely with respect to the extension of the Maturity Date and the matters expressly addressed herein.

4.	Governing Law

This Amendment shall be governed by and construed in accordance with the laws of the State of Wyoming.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Lender: 360 DIGITAL LLC

By: /s/ Muhammad Hassan Lodhi

Name: Muhammad Hassan Lodhi

Title: Manager

Date: December 31, 2025

Borrower: Elventix Technology Corporation

By: /s/ Tallis Mateus Da Silva
Name: Tallis Mateus Da Silva
Title: President, Director, Treasurer & Secretary
Date: December 31, 2025